SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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1 Corporate Way

Lansing, MI 48951

517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson National”) or Jackson National Life Insurance Company of New York (“Jackson National NY”) are invested in sub-accounts of separate accounts established by Jackson National or Jackson National NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on December 10-11, 2025, the Board of Trustees (the “Board”) of the Trust voted to appoint FIAM LLC (“FIAM”) as a sub-adviser to a portion of the JNL Multi-Manager International Small Cap Fund (the “Fund”), effective April 27, 2026. The Board also voted to appoint FMR Investment Management (UK) Limited (“FMR UK”) as a sub-sub-adviser for the Fund, effective April 27, 2026. Enclosed please find the Trust’s Information Statement regarding this sub-adviser and sub-sub-adviser appointment for the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,

Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 1, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager International Small Cap Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager International Small Cap Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of FIAM LLC as a sub-adviser, and FMR Investment Management (UK) Limited as a sub-sub-adviser, to a strategy of the Fund. This change is effective April 27, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of March 6, 2026, will receive this Notice. This Notice will be sent to contract owners on or about April 1, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_mm_intlsmallcap_infostmt.html until June 30, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL Multi-Manager International Small Cap Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 131 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on December 10-11, 2025, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL Multi-Manager International Small Cap Fund (the “Fund”) voted to appoint FIAM LLC (“FIAM”) as a Sub-Adviser, and FMR Investment Management (UK) Limited (“FMR UK”) as a sub-sub-adviser (the “Sub-Sub-Adviser”), for a portion of the Fund’s assets. The Board also voted to approve an amendment (the “Amendment”) to the investment sub-advisory agreement between JNAM and FIAM (the “FIAM Sub-Advisory Agreement”), appointing FIAM as a Sub-Adviser for a portion of the Fund’s assets (the “FIAM Strategy”), and to approve a new sub-sub-advisory agreement (the “Sub-Sub-Advisory Agreement”) between FIAM and FMR UK, pursuant to which FMR UK will serve as a Sub-Sub-Adviser to the FIAM Strategy. FIAM currently serves as a Sub-Adviser to other Funds of the Trust pursuant to the FIAM Sub-Advisory Agreement.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Amendment, FIAM’s appointment as a new Sub-Adviser to the Fund, the Sub-Sub-Advisory Agreement, and FMR UK’s appointment as a Sub-Sub-Adviser to the Fund, effective April 27, 2026. On April 27, 2026, FIAM and FMR UK will begin providing day-to-day management for the FIAM Strategy. The Fund is managed by several unaffiliated Sub-Advisers. There were no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the appointment of FIAM as a Sub-Adviser, and FMR UK as a Sub-Sub-Adviser, to the Fund.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

FIAM, a Delaware limited liability company, is located at 500 Salem Street, Smithfield, Rhode Island 02917.

FMR UK is located at 25 Cannon Street, London, EC4M 5SB, United Kingdom.

This Information Statement is being provided to shareholders of record for the Fund as of March 6, 2026. It will be mailed on or about April 1, 2026.

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II.	Changes to Fund Principal Investment Strategies

Neither the Fund’s name nor its investment objective will change as a result of the appointment of FIAM as a Sub-Adviser to the Fund.

Effective April 27, 2026, as a result of the appointment of FIAM as a Sub-Adviser, the principal investment strategies for the Fund, and in particular the FIAM Strategy, will be as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in the equity securities of international companies that, when purchased, have market capitalizations between the smallest company and 120% of the largest company in the Morningstar Global ex-US Small Cap Target Market Exposure Index. As of December 31, 2024, the range of such companies in the Morningstar Global ex-US Small Cap Target Market Exposure Index was $204.68 million to $14.40 billion.

The Fund generally will invest in the securities of companies domiciled in at least three different countries. However, from time to time, the Fund may invest a significant portion of its assets in the securities of companies domiciled in one or a few countries. The Fund may make significant investments in certain sectors or group of sectors from time to time.

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. The equity securities in which the Fund may invest can be traded on an exchange or in over-the-counter markets and include common stocks (including depositary receipts evidencing ownership of common stock), preferred stocks and other preferred securities, convertible securities, rights and warrants, and other securities, such as hybrid securities and trust preferred securities, believed to have equity-like characteristics. The Fund’s investments in depositary receipts may include American, European, Canadian and Global Depositary Receipts (“ADRs,” “EDRs,” “CDRs”, and “GDRs,” respectively), and other similar securities. ADRs are receipts that represent interests in foreign securities held on deposit by U.S. banks. EDRs and GDRs have the same qualities as ADRs, except that they may be traded in several international trading markets.

The Fund may participate in initial public offerings ("IPOs") and in securities offerings that are not registered in the U.S. In some emerging markets, the Fund may invest in companies that qualify as smaller companies but still are among the largest in that market.

The Fund may invest in Rule 144A and Regulation S securities. Rule 144A securities are securities offered as exempt from registration with the Securities and Exchange Commission (“SEC”) but are typically treated as liquid securities because there is a market for such securities. Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933, as amended.

A company is considered to be in an emerging or frontier country or market if the company has been registered, incorporated, or organized under the laws of, has headquarters or its principal offices in, or has its stock exchange listing or its securities principally traded in, the emerging or frontier country or market, or if the company derives at least 50% of its revenues, net profits or incremental revenue growth (typically over the past five years) from, or has at least 50% of assets or production capacities in, the emerging or frontier country or market. The Fund considers a company to be domiciled in a country if the company is registered, incorporated or organized under the laws of that country, has headquarters or its principal place of business in that country, or has its stock exchange listing or its securities principally traded in that country.

Three unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

JNAM may choose to allocate the Fund’s assets to additional Sub-Advisers or to replace/remove Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

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WCM Strategy

WCM Investment Management, LLC (“WCM”) constructs the strategy by investing in equity securities or depositary receipts of small capitalization companies domiciled outside of the United States, including in emerging and frontier market countries.

Causeway Strategy

Causeway Capital Management LLC (“Causeway”) constructs the strategy by investing primarily in common stocks of companies with smaller market capitalizations located in developed and emerging markets outside the U.S. The Causeway Strategy may invest in a wide range of industries.

FIAM Strategy

FIAM LLC (“FIAM”) constructs the FIAM Strategy by investing primarily in non-U.S. securities, including securities of issuers located in emerging markets with small market capitalizations.

FIAM uses fundamental analysis of factors such as each issuer's financial condition and industry position, and market and economic conditions to select investments.

III.	Investment Sub-Advisory Agreement with FIAM LLC and Sub-Sub-Advisory Agreement with FMR Investment Management (UK) Limited

FIAM will be a new Sub-Adviser to the Fund pursuant to the Amendment, effective as of April 27, 2026. At a meeting held on December 10-11, 2025, the Board, including a majority of the Independent Trustees, voted to appoint FIAM as a Sub-Adviser to a new strategy of the Fund and appoint FMR UK as Sub-Sub-Adviser to the Fund. In connection with these appointments, the Board, including a majority of the Independent Trustees, approved the Amendment to the FIAM Sub-Advisory Agreement and the new Sub-Sub-Advisory Agreement. Pursuant to the Order, shareholder approval is not required for the Amendment to the FIAM Sub-Advisory Agreement or the new Sub-Sub-Advisory Agreement because FIAM and FMR UK are not affiliated with JNAM.

The FIAM Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The FIAM Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, the Adviser (with consent of the Board, including the majority of the Independent Trustees), or FIAM. The FIAM Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended & Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021 (the “JNAM Investment Advisory Agreement”). The FIAM Sub-Advisory Agreement will also terminate upon written notice of a material breach of the FIAM Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The FIAM Sub-Advisory Agreement generally provides that FIAM, its directors, officers, members, employees, or agents will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of FIAM’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the FIAM Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The Sub-Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter, only so long as the continuance is approved at least annually by the Board or by vote of a majority of the outstanding voting securities of the Fund. The Sub-Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by FIAM, FMR UK, or the Fund on at least 60 days’ prior written notice to the other parties. The Sub-Sub-Advisory Agreement will terminate automatically in the event of its assignment or in the event of the assignment. The Sub-Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Sub-Advisor, the Sub-Sub-Advisor shall not be subject to liability to the Sub-Advisor, the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security

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The management fees to be paid by the Fund will not increase as a result of the appointment of FIAM as a Sub-Adviser to the Fund. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager International Small Cap Fund
Advisory Fee Rates Before the Sub-Adviser Appointment
Net Assets	Rate
$0 to $1 billion	0.750%
$1 billion to $3 billion	0.725%
$3 billion to $5 billion	0.715%
Over $5 billion	0.705%

After the appointment, the Fund will pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager International Small Cap Fund
Advisory Fee Rates After the Sub-Adviser Appointment
Net Assets	Rate
$0 to $1 billion	0.740%
$1 billion to $3 billion	0.725%
$3 billion to $5 billion	0.715%
Over $5 billion	0.705%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been lower had the Sub-Adviser appointment occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager International Small Cap Fund	$5,057,576	0.75%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Amendment, the Adviser will pay FIAM a sub-advisory fee equal to a percentage of the FIAM Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager International Small Cap Fund
Sub-Advisory Rate After the FIAM Sub-Adviser Appointment
Average Daily Net Assets	Annual Rate*
$0 to $100 million	0.55%
$100 million to $250 million	0.50%
Over $250 million	0.45%

* For the portion of the Average Daily Net Assets managed by FIAM.

The following table sets forth the aggregate amount of sub-advisory fees paid by JNAM to the Fund’s Sub-Advisers for their services to the Fund for the one-year period ended December 31, 2025. The pro forma sub-advisory fees would have been lower assuming the Amendment was in place for the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager International Small Cap Fund	$3,602,361	0.53%

IV.        Descriptions of FIAM LLC and FMR Investment Management (UK) Limited

FIAM is a Delaware limited liability company located at 900 Salem Street, Smithfield, Rhode Island 02917. FIAM is an indirectly held, wholly owned subsidiary of FMR LLC (“FMR”).

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FMR UK serves as a Sub-Sub-Adviser to the FIAM Strategy. FMR UK is located at 25 Cannon Street, London, EC4M 5SB, United Kingdom. FMR UK is compensated by FIAM at no additional expense to the Fund.

Executive/Principal Officers and Directors of FIAM located at 900 Salem Street, Smithfield, Rhode Island 02917:

Names	Title
Casey M. Condron	Head of FIAM Institutional Client Group, Director
Risteard Hogan	President, Director
Martin McGee	Chief Financial Officer, Director
Christopher G. Pariseault	Director
Kimberly L. Perry	Director
Horace Codjoe	Vice President
Thomas Vercillo	Treasurer
Joseph Benedetti	Secretary
Brian C. McLain	Assistant Secretary
Stephanie J. Brown	Chief Compliance Officer

FIAM is a Fidelity Investments company and is wholly owned by FIAM Holdings LLC, which in turn is owned by FMR. FMR is the ultimate parent company of FIAM.

As the Sub-Adviser to the FIAM Strategy of the Fund, FIAM will provide the FIAM Strategy of the Fund with investment research, advice, and supervision, and manage the FIAM Strategy’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of March 6, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of FIAM, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in FIAM or any other entity controlling, controlled by or under common control with FIAM. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which FIAM, any parent or subsidiary of FIAM, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager International Small Cap Fund (FIAM Strategy)

The portfolio managers responsible for management of the FIAM Strategy of the Fund will be Jed Weiss and Patrick Drouot.

Jed Weiss

Jed Weiss is a Portfolio Manager at Fidelity Investments.

Patrick Drouot

Patrick Drouot is a Portfolio Manager at Fidelity Investments.

There are no changes to the portfolio managers for the existing strategies managed by the other Sub-Advisers of the Fund.

V.	Other Investment Companies Advised by FIAM LLC

FIAM does not advise other registered investment companies having similar investment objectives and policies as those of the Fund.

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VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on December 10-11, 2025, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of FIAM as an additional Sub-Adviser to the Fund, the appointment of FMR UK as Sub-Sub-Adviser to the Fund, the Amendment, and the Sub-Sub-Advisory Agreement.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Amendment and the Sub-Sub-Advisory Agreement. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Amendment and the Sub-Sub-Advisory Agreement. With respect to its approval of the Amendment and the Sub-Sub-Advisory Agreement, the Board noted that the FIAM Sub-Advisory Agreement was with a Sub-Adviser that already provides services to existing funds in the Trust, although FMR UK is a new Sub-Sub-Adviser. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the Amendment and the Sub-Sub-Advisory Agreement, whereby FIAM will serve as an additional Sub-Adviser to the Fund and FMR UK would serve as a Sub-Sub-Adviser for the Fund.

In reviewing the Amendment and the Sub-Sub-Advisory Agreement and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by FIAM, FMR UK and the Adviser for the December 10-11, 2025 meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to FIAM and FMR UK through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Amendment and the Sub-Sub-Advisory Agreement. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Amendment and the Sub-Sub-Advisory Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM, FIAM and FMR UK and to consider the terms of the Amendment and Sub-Sub-Advisory Agreement. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Amendment and Sub-Sub-Advisory Agreement are in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by FIAM and FMR UK. The Board considered the investment sub-advisory services to be provided by FIAM and the investment sub-sub-advisory services to be provided by FMR UK. The Board noted JNAM’s evaluation of FIAM and FMR UK, as well as JNAM’s recommendation, based on its review of FIAM and FMR UK, in connection with its approval of the Amendment and the Sub-Sub-Advisory Agreement.

The Board reviewed the qualifications, backgrounds and responsibilities of FIAM’s portfolio managers who would be responsible for the day-to-day management of the FIAM Strategy. The Board reviewed information pertaining to FIAM’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to FIAM and FMR UK. The Board considered compliance reports about FIAM and FMR UK from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided by FIAM under the Amendment and the Sub-Sub-Advisory Agreement.

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Investment Performance

The Board reviewed the performance of FIAM’s proposed investment mandate with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns. The Board also considered FIAM’s proposal regarding how the FMR UK would have certain investment responsibilities. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendment and Sub-Sub-Advisory Agreement.

Costs of Services

 The Board reviewed the fees to be paid to FIAM. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and that the Fund’s sub-sub-advisory fees would be paid by FIAM and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the Fund's advisory fee is below its peer group average, while its sub-advisory fee is within seven basis points of its peer group average and the Fund’s total expense ratio is within six basis points of the peer group average. The Board noted that in conjunction with the FIAM addition, the Fund’s advisory fee is proposed to change. In this regard, the Board noted that the proposed advisory fee is lower than the current advisory fee and the peer group average. The Board also noted that the Fund’s total expense ratio, after taking account of the proposed advisory and sub-advisory fee changes, will be lower than the current total expense ratio. The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services provided.

Profitability

The Board considered information concerning the costs to be incurred and profits estimated to be realized by FIAM with respect to the sleeve of the Fund. The Board determined that profits estimated to be realized by FIAM were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and FIAM, the Board noted that FIAM’s sub-advisory fee arrangement for the Fund does contains breakpoints that decrease the fee rate as assets increase. The Board also considered that the Fund’s sub-advisory fees are and will be paid by JNAM (not the Fund) and that the sub-sub-advisory fees will be paid by FIAM (not the Fund). The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to FIAM

In evaluating the benefits that may accrue to FIAM and FMR UK through their relationships with the Fund, the Board noted that FIAM and FMR UK may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of FIAM or FMR UK as a result of their relationships with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendment and the Sub-Sub-Advisory Agreement.

VII.       Additional Information

Ownership of the Fund

As of March 6, 2026, there were issued and outstanding the following number of shares for the Fund:

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Fund	Shares Outstanding
JNL Multi-Manager International Small Cap Fund (Class A)	28,498,525.390
JNL Multi-Manager International Small Cap Fund (Class I)	20,527,216.835

As of March 6, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National NY, and certain affiliated funds organized as funds-of-funds, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of March 6, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager International Small Cap Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	38.55%
JNL Aggressive Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	27.84%
JNL Moderate Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	23.40%
JNL Moderate Allocation Fund	1 Corporate Way Lansing, Michigan 48951	8.05%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of March 6, 2025, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,011,520 in administration fees and $1,245,153 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendment was approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

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The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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